Exhibit 99.1

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

IN RE CONDUENT INCORPORATED STOCKHOLDER DERIVATIVE LITIGATION	Lead Case No. 1:20-cv-10964-MKV (consolidated with No. 1:21-cv-00239-MKV)

This Document Relates To: ALL ACTIONS.	EX. A-1 - NOTICE OF PROPOSED DERIVATIVE SETTLEMENT

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF THE COMMON STOCK OF CONDUENT INCORPORATED (“CONDUENT” OR THE “COMPANY”) AS OF FEBRUARY 16, 2022 (THE “RECORD DATE”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED CONSOLIDATED DERIVATIVE ACTION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

IF YOU HOLD CONDUENT COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

Notice is hereby provided to you of the proposed settlement (the “Settlement”) of this stockholder derivative litigation. This Notice is provided by Order of the U.S. District Court for the Southern District of New York (the “Court”). It is not an expression of any opinion by the Court with respect to the truth of the allegations in the litigation or merits of the claims or defenses asserted by or against any party. It is solely to notify you of the terms of the proposed Settlement, and your rights related thereto. The terms of the proposed Settlement are set forth in a written Stipulation of Settlement dated February 16, 2022 (“Stipulation”).1 A link to the Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) containing the text of the Stipulation may be found on Conduent’s website at the Investor Relations page at https://investor.conduent.com/.

[1]	Capitalized terms not otherwise defined shall have the same meanings as set forth in the Stipulation.

I.	WHY THE COMPANY HAS ISSUED THIS NOTICE

Your rights may be affected by the settlement of the actions styled In re Conduent Incorporated Stockholder Derivative Litigation, Lead Case No. 1:20-cv-10964-MKV, pending in the U.S. District Court for the Southern District of New York (the “Federal Action”) and In re Conduent Incorporated Stockholder Derivative Litigation, Lead Case No. 650903/2021, pending in New York Supreme Court, County of New York (the “State Action” and collectively with the Federal Action, the “Actions”).

Jack Kiner and Kario-Paul Brown, plaintiffs in the Federal Action; Clifford Elow and Eric Gilbert, plaintiffs in the State Action (Kiner, Brown, Elow and Gilbert are collectively referred to as “Plaintiffs”); individual defendants Brian J. Webb-Walsh, Ashok Vemuri, William G. Parrett, Paul S. Galant, Vincent J. Intrieri, Courtney R. Mather, Michael A. Nutter, Jesse A. Lynn, and Margarita Palau-Hernandez (the “Settling Defendants”); and nominal defendant Conduent Incorporated (“Conduent” or the “Company”) (the Plaintiffs, Settling Defendants and Conduent are collectively referred to as the “Settling Parties”), have agreed upon terms to settle the above- referenced litigation and have signed the Stipulation setting forth those settlement terms.

On July 11, 2022, at 10:30 a.m., the Court will hold a hearing (the “Settlement Hearing”) in the Actions at the U.S. District Court for the Southern District of New York, Daniel Patrick Moynihan U.S. Courthouse, 500 Pearl St., Courtroom 18C, New York, NY 10007 before the Honorable Mary Kay Vyskocil or via Zoom or some other video platform or telephonically. The purpose of the Settlement Hearing is to determine whether: (i) the terms of the proposed

Settlement should be approved as fair, reasonable, and adequate; (ii) the amount of the separately negotiated and agreed upon attorneys’ fees and expenses is fair, reasonable, and adequate; (iii) service awards to each of the Plaintiffs to be paid out of the attorneys’ fees and expenses should it be approved; (iv) a final judgment should be entered and the Actions should be dismissed with prejudice on the terms set forth in the Stipulation; and (v) such other matters as may be necessary and proper under the circumstances.

II.	CONDUENT DERIVATIVE LITIGATION

The Actions involve breach of fiduciary duty and related claims asserted on behalf of Conduent against the Settling Defendants, certain of Conduent’s current and former officers and directors, arising out of service outages in E-ZPass cashless tolling systems that Conduent operates in several states. Plaintiffs contend the Settling Defendants breached duties to supervise Conduent’s Strategic Transformation Initiative, to ensure the implementation and maintenance of monitoring and reporting systems designed to alert senior management and Conduent’s Board of Directors (the “Board”) to material enterprise risks arising in its core operations, and to review and confirm the accuracy of statements made by Conduent executives and the sufficiency of disclosures in Conduent’s filings with the U.S. Securities and Exchange Commission (“SEC”).

As set forth in greater detail in Section IV, infra, Settling Defendants dispute and deny Plaintiffs’ allegations and contentions.

A.	The Federal Action

On July 9, 2020, plaintiff Kiner sent a pre-suit demand pursuant to New York law to the Board, demanding that it undertake an independent investigation in good faith and bring claims on behalf of Conduent against those individuals alleged to have harmed the Company (the “Kiner Litigation Demand”).

By letter dated October 19, 2020, counsel for the Demand Review Committee (the “DRC”), formed by the Board to address the Kiner Litigation Demand and similar shareholder litigation demands, informed plaintiff Kiner’s counsel that, for reasons explained in its letter, the DRC had decided not to commence an inquiry until at least March 1, 2021, when it would reassess its position based on developments in the related federal securities class action pending in the U.S. District Court for the District of New Jersey captioned, In re Conduent Incorporated Securities Litigation, Case No. 2:19-cv-8237-SDW-AME (D.N.J.) (the “Securities Action”).

On December 28, 2020, plaintiff Kiner initiated the Federal Action by filing a shareholder derivative complaint on behalf of Conduent in the U.S. District Court for the Southern District of New York, alleging that his pre-suit demand was wrongfully refused and/or ignored, and asserting claims for breach of fiduciary duty and unjust enrichment under New York law.

On October 13, 2020, plaintiff Brown issued a demand to Conduent for the inspection of corporate books and records under New York law (the “Brown B&R Demand”) relating to allegations of misconduct similar to those alleged by plaintiff Kiner. Conduent subsequently produced certain responsive documents to plaintiff Brown. On January 21, 2021, plaintiff Brown filed a shareholder derivative complaint under seal on behalf of Conduent in the U.S. District Court for the Southern District of New York. Plaintiff Brown alleged that pre-suit demand under New York law on Conduent’s Board was futile and should be excused, and asserted claims for breach of fiduciary duty, waste of corporate assets, and aiding and abetting breaches of fiduciary duty under New York law.

On March 3, 2021, the derivative actions filed by plaintiffs Kiner and Brown (the “Federal Plaintiffs”) were consolidated (forming the Federal Action) for all purposes other than adjudication of issues of pleading and proof as to each plaintiff’s standing to sue derivatively on Conduent’s behalf, pursuant to a stipulation of the parties. In addition, Robbins LLP (“Robbins”), Robbins Geller Rudman & Dowd LLP (“RGRD”) and Rigrodsky Law, P.A. (“Rigrodsky”) were appointed Co-Lead Counsel for the Federal Plaintiffs. Pursuant to stipulations filed by the parties in the Federal Action and court orders, the Federal Action is stayed until August 30, 2021.

B.	The State Action

On September 18, 2019, plaintiff Elow issued a demand to Conduent for the inspection of corporate books and records under New York law (the “Elow B&R Demand”) relating to allegations of misconduct similar to those alleged by Federal Plaintiffs. Thereafter, the Company produced certain responsive documents to plaintiff Elow.

On July 27, 2020, plaintiff Elow issued a pre-suit demand under New York law to the Board demanding, among other things, that the Board undertake an independent investigation in good faith and bring claims or otherwise take action on behalf of Conduent against certain individuals alleged to have harmed Conduent (the “Elow Litigation Demand”). On October 19, 2020, counsel for the DRC informed plaintiff Elow’s counsel that, for reasons explained in its letter, the DRC had decided not to commence an inquiry until at least March 1, 2021, when it would reassess its position based on developments in the related Securities Action.

On February 9, 2021, Elow initiated the State Action by filing a shareholder derivative complaint under seal on behalf of Conduent in the New York Supreme Court, County of New York. Plaintiff Elow alleged that the Board had wrongfully refused and/or ignored his pre-suit demand, and asserted claims for breach of fiduciary duty under New York law.

On June 23, 2020, plaintiff Gilbert issued a similar pre-suit demand to Conduent’s Board demanding that the Board initiate an independent investigation in good faith and take necessary action, including filing a lawsuit on the Company’s behalf against certain individuals alleged to have harmed Conduent (the “Gilbert Litigation Demand” and collectively with the Kiner Litigation Demand and the Elow Litigation Demand, the “Litigation Demands”). On October 19, 2020, counsel for the DRC informed plaintiff Gilbert’s counsel that, for reasons explained in its letter, the DRC had decided not to commence an inquiry until at least March 1, 2021, when it would reassess its position based on developments in the related Securities Action. On January 14, 2021, plaintiff Gilbert made a demand to inspect Conduent’s corporate books and records under New York law (the “Gilbert B&R Demand” and collectively with the Brown B&R Demand and the Elow B&R Demand, the “Books and Records Demands”). The Company produced certain responsive documents to plaintiff Gilbert. On February 11, 2021, plaintiff Gilbert filed a shareholder derivative complaint under seal in the New York Supreme Court, County of New York, alleging that the Board had wrongfully refused and/or ignored his pre-suit demand, and asserting claims for breach of fiduciary duty and unjust enrichment under New York law.

The derivative actions filed by plaintiffs Elow and Gilbert (the “State Plaintiffs”) were consolidated on April 22, 2021, pursuant to a stipulation of the parties, forming the State Action. In addition, Kahn Swick Foti, LLC (“KSF”) and Shuman, Glenn & Stecker (“SGS”) were appointed to serve as co-lead counsel for the State Plaintiffs, and Newman Ferrara LLP was appointed to serve as liaison counsel for the State Plaintiffs. Pursuant to the same stipulation and order, the State Action was temporarily stayed for six months, or until October 22, 2021.

C.	The Demand Review Committee

In response to the Litigation Demands, on August 18, 2020, the independent members of the Board adopted a resolution appointing the DRC, composed of Jesse Lynn, Hunter Gary, and Margarita Palau-Hernandez. The Board vested the DRC with the power to investigate, review, and analyze the facts and circumstances surrounding the claims and allegations made in the Litigation Demands and to determine whether it would serve the Company’s best interests to pursue or maintain an action on behalf of the Company or to take any other action concerning the matters raised by the Litigation Demands.

D.	Settlement Negotiations

In May 2021, the Settling Parties agreed to engage in settlement discussions to explore a potential resolution of the Actions, the Litigation Demands and the Books and Records Demands (the “Derivative Matters”). On May 13, 2021, Plaintiffs sent Conduent and the Settling Defendants a joint written settlement demand.

Plaintiffs and the DRC submitted competing mediation statements to Michelle Yoshida, an experienced mediator with Phillips ADR (the “Mediator”), on May 25, 2021. The parties participated in a mediation session conducted by the Mediator on June 3, 2021. The June mediation session did not yield a settlement of the Derivative Matters, but the parties continued settlement negotiations thereafter.

Following lengthy negotiations conducted over the course of dozens of verbal and written exchanges, the Settling Parties reached an agreement-in-principle to settle the Derivative Matters on August 25, 2021. The settlement terms involve the Company agreeing to adopt certain Corporate Governance Policies set forth in ¶VI.A herein, subject to Court approval.

III.	PLAINTIFFS’ CLAIMS AND BENEFITS OF SETTLEMENT

Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted in the Derivative Matters have merit, and Plaintiffs’ entry into the Stipulation and Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Actions. Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Derivative Matters, including the Actions, other shareholder derivative action(s), or other action(s) based on the issues raised in the Litigation Demands or the Books and Records Demands, against the Settling Defendants through trial(s) and potential appeal(s). Plaintiffs and Plaintiffs’ Counsel also have considered the uncertain outcome and the risk of any litigation, especially in complex matters such as the Actions, other shareholder derivative action(s), or other action(s) based on the Litigation Demands or the Books and Records Demands, as well as the difficulties and delays inherent in such litigation. Plaintiffs and Plaintiffs’ Counsel also are mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Actions, other shareholder derivative action(s), or other action(s) based on the Litigation Demands or the Books and Records Demands.

Plaintiffs’ Counsel have conducted extensive investigation and analysis, including, inter alia: (i) review of Conduent’s press releases, recorded public statements, U.S. Securities and Exchange Commission (“SEC”) filings, and securities analysts’ reports and advisories about the Company; (ii) review of relevant business and media reports about the Company; (iii) review and analysis of the filings and pleadings in the Securities Class Action; (iv) factual and legal research and analysis in support of the Books and Records and Litigation Demands; (v) review and evaluation of the Conduent documents produced in response to the Books and Records Demands; (vi) factual and legal research and analysis conducted in preparing the derivative complaints; (vii) compilation and analysis of data bearing on damages and board and executive compensation potentially subject to disgorgement or clawback; (viii) evaluation of additional non-public documents produced by the Settling Defendants to Plaintiffs in advance of the June 2021 mediation session; (ix) additional factual and legal research and analysis performed in connection with the preparation of Plaintiffs’ settlement demand and mediation statement, including detailed assessments of each claim and potential defenses, research into corporate governance and oversight best practices generally and among Conduent peer corporations; and (x) review and analysis of information and documents exchanged with Conduent and the Settling Defendants during the course of settlement negotiations.

Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs’ Counsel believe that the Settlement set forth in the Stipulation is fair, reasonable, and adequate; confers substantial benefits upon Conduent; and would serve the best interests of Conduent and its stockholders.

IV.	THE SETTLING DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Settling Defendants have denied and continue to deny each of the claims and contentions alleged by Plaintiffs in the Derivative Matters. The Settling Defendants expressly have denied and continue to deny all allegations of wrongdoing or liability against them or any of them arising out of, based upon, or related to, any of the conduct, statements, acts or omissions alleged, or that could have been alleged in the Derivative Matters. Without limiting the foregoing, the Settling Defendants have denied and continue to deny, among other things, that they breached their fiduciary duties, or any other duty owed to Conduent or its stockholders, or that Plaintiffs, Conduent, or its stockholders suffered any damage or were harmed as a result of any conduct alleged in the Derivative Matters or otherwise. The Settling Defendants have further asserted and continue to assert that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of Conduent and its stockholders.

Nonetheless, the Settling Defendants also have taken into account the expense, uncertainty, and risks inherent in any litigation, especially in complex matters like the Actions, other shareholder derivative action(s), or other action(s) based on the Litigation Demands or the Books and Records Demands, and that the proposed Settlement would, among other things: (a) bring to an end the expenses, burdens, and uncertainties associated with the continued litigation of the claims asserted in the Derivative Matters; (b) finally put to rest those claims and the underlying Derivative Matters; and (c) confer benefits upon them, including further avoidance of disruption of their duties due to the pendency and defense of the Derivative Matters. Therefore, the Settling Defendants have determined that it is in the best interests of Conduent for the Derivative Matters, and all of the Settling Parties’ disputes related thereto, to be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. The Stipulation (including all of the Exhibits thereto) shall in no event be construed as or deemed to be evidence of an admission or concession by the Settling Defendants with respect to any claim of fault, liability, wrongdoing, or damage whatsoever.

V.	BOARD APPROVAL OF THE SETTLEMENT

The Conduent Board, and the Board’s DRC, each advised by independent counsel, reviewed the proposed Settlement, and, in the good faith exercise of their business judgment, determined unanimously that the Settlement confers substantial benefits upon Conduent and its stockholders, and that resolution of the Derivative Matters on the terms set forth in the Stipulation would serve the best interests of Conduent and its stockholders. A copy of the resolution reflecting the Board’s determination has been provided to Plaintiffs’ counsel.

VI.	TERMS OF THE SETTLEMENT

Within ninety (90) days of issuance of an order finally approving the Settlement by the Court, Conduent’s Board shall adopt resolutions and amend committee Charters and/or By-Laws to ensure adherence to the following Corporate Governance Policies, which shall remain in effect for no less than four (4) years from the date of adoption. In the event any Corporate Governance

Policy listed below conflicts with any law, rule, or regulation (including, but not limited to, regulations of any stock exchange on which the Company’s securities are listed), the Company shall not be required to implement or maintain such modification; provided, however, that in such event, the Company shall adopt an amended or substitute reform that addresses the same goals, purposes and/or functions of the original Corporate Governance Policy within ninety (90) days of its discontinuance. If the independent members of the Board, in a good faith exercise of their business judgment, determine that it is not possible to adopt an acceptable amended or substitute reform, the Corporate Governance Policy may be eliminated. Any changes made pursuant to this Section shall be published on Conduent’s website within ten (10) business days. If any of the modifications or practices require stockholder approval, then the implementation of such modifications or practices will remain subject to receipt of such approval.

Conduent acknowledges and agrees that the Corporate Governance Policies set forth below confer a substantial benefit upon Conduent and its stockholders. Conduent also acknowledges that the commencement, prosecution, and settlement of the Derivative Matters were material and substantial factors for the Board’s decision to adopt, implement, and maintain the Corporate Governance Policies.

A.	The Corporate Governance Policies

1. Board Refreshment

After the commencement of, and in response to, the Derivative Matters, Conduent refreshed its entire Board, including the addition of two new directors since July 2020.

2. Board Diversity

After the commencement of, and in response to, the Derivative Matters, the Board formed the Corporate Social Responsibility and Public Policy Committee, which includes diversity and equity and inclusion as focus areas.

Currently, Conduent’s Board has three directors from an underrepresented community. When seeking candidates for the nomination of new (non-incumbent) directors, the Company shall consider underrepresented populations, including consideration of at least one (1) member of an underrepresented group, in each pool of new candidates considered for nomination to the Board, thereby ensuring that members of underrepresented populations are considered for nomination to the Board with appropriate consistency. Director from an “underrepresented community” means an individual who self-identifies as Black, African American, Hispanic, Latino, Asian, Pacific Islander, Native American, Native Hawaiian or Alaska Native, and/or who self-identifies as female, gay, lesbian, bisexual or transgender.

The Company will comply with the NASDAQ Global Stock Market (“Nasdaq”) diversity requirement for the composition of boards of directors. In the event of a conflict between the Nasdaq diversity requirements and the Stipulation, the Company will follow the Nasdaq requirements.

3. Separation of CEO and Chairperson

As set forth in Exhibit 1 to the Stipulation, the Board shall amend the Corporate Governance Guidelines to provide that the Chairperson of the Board and the Chief Executive Officer shall be occupied by different individuals.

4. Enhancements to the Duties and Responsibilities of the Audit Committee Regarding Financial Reporting and Internal Controls

The Board shall amend the Charter of its Audit Committee as reflected in Exhibit 2 to the Stipulation to require the following enhancements to the Audit Committee’s duties and responsibilities relating to financial reporting and internal controls (among others reflected in the Charter attached as Exhibit 2 to the Stipulation):

Review with management, the Auditors and the internal auditors the quality and adequacy of internal controls that could significantly affect the Company’s financial statements and related public filings and disclosures and the disclosure controls and procedures designed to ensure compliance with applicable laws and regulations. Where weaknesses exist, timely oversee and review internal controls necessary to remedy those weaknesses;

For purposes of ensuring sufficient disclosures concerning material risks, discuss with the Risk Oversight Committee, appropriate members of management and the Auditors the Company’s major financial risk exposures, including financial, operational, compliance, strategic, privacy, cybersecurity, business continuity, third party risks, legal and regulatory risks, any emerging risks, the Company’s policies with respect to risk assessment and risk management, and the steps management has taken to monitor and control these exposures. Without limiting the generality of the foregoing, the Committee shall meet at least quarterly with management regarding the strategy for monitoring and maintaining information security;

Receive at least quarterly reports from the Chief Risk Officer regarding compliance with public reporting requirements, internal risk assessment and internal reporting, and applicable laws and regulations, including those relating to public disclosures about the Company’s business affairs, financial reporting and risk exposure;

Prior to each quarterly earnings release, the Committee shall discuss with management and the Auditors the earnings press release, financial information and earnings guidance to be provided to investors, analysts or rating agencies. The Committee shall also either listen to or review transcripts of any earnings teleconferences;

Obtain input from management representatives, including, a representative from the Disclosure Committee and the Chief Risk Officer, as necessary to review the accuracy of public disclosures, including, with respect to: (i) the Company’s internal controls over IT systems; (ii) accounting policies; (iii) operations, enterprise risks and compliance matters that may have a material impact on the Company’s operational performance, financial health, balance of risk, stability, and liquidity; and (iv) any other material matters required to be disclosed under state and federal securities laws and regulations; and

For purposes of ensuring sufficient disclosures regarding material risks, receive and review a report at least annually from the Risk Oversight Committee and the Company’s Global Head of Ethics concerning the implementation and effectiveness of the Company’s compliance and ethics program, including the process for monitoring compliance with the ethics codes. The Company’s Global Head of Ethics shall have the authority to communicate personally to representatives of both the Audit Committee and the Risk Oversight Committee promptly on any matter involving criminal conduct or potential criminal conduct that poses a substantial risk to the Company.’’’

5.	Creation of a Board-Level Risk Oversight Committee

The Company shall create a new, Board-level Risk Oversight Committee and adopt a charter for the Committee as set forth in Exhibit 7 to the Stipulation. The Committee shall be appointed by and will serve at the discretion of the Board. The Committee will be composed of not less than three Board members each of whom shall be “independent” in accordance with requirements of Nasdaq and the rules and regulations of the SEC, as determined by the Board in its business judgment and qualify as “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. The Chairperson of the Committee shall be designated by a majority vote of the entire Board.

Members of the Committee shall serve until their successors are duly elected and qualified or their earlier resignation or removal. The Board may replace any member of the Committee.

The Committee shall meet in person or telephonically, at least four times a year, at such times and places as determined by the Chairperson of the Committee. The Committee shall meet in executive session without the presence of any members of management as often as it deems appropriate. The Committee shall maintain written minutes of its meetings, which will be filed with the meeting minutes of the Board.

The purpose of the Risk Oversight Committee shall be to assist the Board in fulfilling its corporate governance responsibilities with regard to the evaluation and oversight of the Company’s risk management framework and associated guidelines, policies, and processes. The Committee has overall responsibility for monitoring and approving the material risk policies of the Company.

The Risk Oversight Committee shall have the following duties and responsibilities:

(i) oversee the Company’s Enterprise Risk Management Program (ERM) and, at least annually, preview the ERM assessment and process for subsequent review by the Board;

(ii) oversee the development, implementation and operation of policies necessary to identify, assess, monitor and manage all categories of enterprise risk, including strategic, operational, technology, and compliance;

(iii) oversee and monitor the material risk management policies of the Company’s operations;

(iv) oversee and monitor the Company’s risk management framework;

(v) discuss with the Audit Committee and management the Company’s major risk exposures, including operational, compliance, strategic, privacy, cybersecurity, technology, business continuity, third party risks, legal and regulatory risks, any emerging risks, the Company’s policies with respect to risk assessment and risk management, and the steps management has taken to monitor and control these exposures. Without limiting the generality of the foregoing, the Committee shall meet at least quarterly with management regarding the strategy for monitoring and maintaining information security;

(vi) assist in the Board’s oversight of the role of technology in executing the Company’s strategy and supporting the Company’s business and operational requirements;

(vii) oversee and monitor the Company’s technology risk management, including but not limited to the Company’s material programs, policies, and safeguards for information technology, cybersecurity and data security;

(xiii) receive and review periodic reports from the Company’s Chief Information Officer concerning the Company’s technology infrastructure and the quality and effectiveness of the Company’s information technology systems and processes;

(ix) report as necessary to the full Board whenever any material risks are identified and any proposed next steps;

(x) coordinate with other committees of the Board regarding the oversight of risks, as appropriate;

(xi) evaluate significant risk exposures of the Company and assess management’s actions to mitigate the exposures in a timely manner;

(xii) review at least annually with the Company’s Global Head of Ethics the implementation and effectiveness of the Company’s compliance and ethics program, including the process for monitoring compliance with the ethics codes and the Company’s annual ethics training program. The Company’s Global Head of Ethics shall have the authority to communicate personally to the Committee promptly on any matter involving criminal conduct or potential criminal conduct that poses a substantial risk to the Company;

(xiii) receive and review quarterly (and more often as necessary) reports from the Chief Risk Officer concerning, among other things, any potential material issues regarding: the Company’s risk management framework, policies or compliance with applicable laws, and the Company’s contracts and relationships with its vendors, including the Company’s ability to perform adequately under those contracts, and the risk of nonpayment and/or fines associated with any inability to perform under the contracts;

(xiv) review at least annually the effectiveness of the Company’s internal controls over the Company’s compliance and management risks, with the assistance of the General Counsel and the Chief Compliance Officer, and review proposed changes to the Company’s policies and internal controls as necessary;

(xv) Annually review and reassess the adequacy of, and compliance with, the Committee’s charter, including the Committee’s purpose, structure, processes, membership requirements and responsibilities as herein set forth, and recommend any proposed changes to the Board for approval;

(xvi) review annually the Risk Oversight Committee’s own performance and report the results of such review to the Board; and

(xvii) The Chairperson of the Committee shall report to the Board at each meeting of the Board the deliberations, actions and recommendations of the Committee since the last Board meeting and such other matters as the Board shall from time to time specify.

The Risk Oversight Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities. In connection therewith, the Committee shall have full access to all relevant records and personnel of the Company and may request any other Board members, officers or employees of the Company, the Company’s outside counsel, or any Advisor (as defined below) to attend a Committee meeting. The Committee may delegate any of its responsibilities to such person or persons, including officers or employees of the Company or any of its Committee members, except to the extent otherwise prohibited by applicable law or the rules and regulations of the SEC or Nasdaq. The Committee has the right, in its sole discretion, to retain or obtain advice, reports or opinions from such internal and external counsel, director search firms, compensation consultants and other experts and advisors (each, an “Advisor”) as it deems necessary or appropriate to assist it in the full performance of its duties and responsibilities. The Committee shall be directly responsible for the scope and oversight of the work of any Advisor retained by the Committee. The Company shall provide for appropriate funding, as determined by the Committee, for payment of reasonable compensation to any Advisor retained by the Committee. The Committee shall evaluate whether any consultant retained or to be retained by it has any conflict of interest in accordance with Item 407(e)(3)(iv) of Regulation S-K, as may be amended from time to time.

Notwithstanding anything else contained in this charter to the contrary, the Committee shall not be empowered to approve matters that applicable law, the Company’s Amended and Restated charter or the Company’s Amended and Restated By-Laws require to be approved by a vote of the full Board.

6.	Enhancements to Duties of Chief Information Officer

The duties and responsibilities of the Company’s Chief Information Officer shall include, among other things:

(i) Make decisions for Conduent’s technology infrastructure generally and ensure that it adequately aligns with the Company’s objectives;

(ii) Remain informed and aware of new and existing technologies to guide the Company’s goals and actions moving forward;

(iii) Examine the Company’s short- and long-term technology;

(iv) Manage the Company’s physical and personnel technology infrastructure, including deployment, integration, systems management, and the development of technical operations personnel;

(v) Manage vendor relations to ensure that service expectations are delivered; and

(vi) Serve on the Disclosure Committee.

Periodically, the Chief Information Officer shall provide a report to the Risk Oversight Committee regarding the quality and effectiveness of the Company’s IT systems and processes.

7.	Addition of Chief Risk Officer to Management-Level Disclosure Committee

The Company shall amend its charter for the management-level Disclosure Committee (“Disclosure Committee”) as set forth in Exhibit 3 to the Stipulation, to add the Chief Risk Officer as a member of the Committee.

8.	Compensation Recoupment Policy

The Company shall adopt the Amended Compensation Recoupment Policy, as set forth in Exhibit 4 to the Stipulation.

9.	Compensation Committee Charter

The Compensation Committee Charter shall be amended, as shown in Exhibit 5 to the Stipulation, to require the Compensation Committee to:

Receive and review a quarterly report from the General Counsel on any stock sales by any Section 16 officer during the previous quarterly period.

10.	Director Education

Conduent’s Corporate Governance Guidelines shall be amended, as shown in Exhibit 1 to the Stipulation, to include:

The Company has a mandatory orientation program for new Directors to familiarize them with the Company’s business, strategic plans, significant financial, accounting and risk management issues, compliance programs, conflicts policies, code of business conduct and business ethics and corporate governance guidelines. This process includes review of background materials and meetings with senior management. Each Director shall participate in annual continuing educational programs in order to maintain the necessary level of expertise to perform his or her responsibilities as a Director. Topics for the new Director orientation and the director continuing education program shall be chosen or approved by the Board at its sole discretion.

11.	Whistleblower Policy

The Company’s Ethics Charter shall be amended, as shown in Exhibit 6 to the Stipulation, to include:

The Audit Committee shall maintain for a period of not less than five (5) years, a written log of whistleblower complaints, as well as the results of all investigations of complaints.

12.	Director Independence

The Board shall ensure that at least three-quarters (75%) of its members are “independent,” as defined by the Nasdaq listing requirements.

VII.	PLAINTIFFS’ COUNSEL’S SEPARATELY NEGOTIATED ATTORNEYS’ FEES AND EXPENSES

After negotiating the material substantive terms of the Settlement, Plaintiffs’ Counsel, counsel for Conduent, and DRC Counsel, with the assistance of the Mediator, separately negotiated the attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel. In light of the substantial benefits conferred by Plaintiffs’ Counsel’s efforts upon Conduent and its stockholders, Conduent and Plaintiffs’ Counsel have agreed that Settling Defendants shall cause to be paid to Plaintiffs’ Counsel two million, two hundred thousand dollars ($2,200,000.00) in attorneys’ fees and expenses, subject to Court approval (the “Fee and Expense Amount”).

Subject to Court approval, Plaintiffs’ counsel seeks a service award of three thousand dollars ($3,000.00) for each of the Plaintiffs, to be paid out of the Fee and Expense Amount. The Settling Defendants take no position with respect to the service awards. Neither Conduent nor any of the Settling Defendants shall be liable for any portion of any service award approved by the Court.

VIII.	REASONS FOR THE SETTLEMENT

The Settling Parties have determined that it is desirable and beneficial that the Derivative Matters, and all of their disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation, and Plaintiffs’ Counsel believe that the Settlement is in the best interests of the Settling Parties, Conduent, and its stockholders.

A.	Why Did the Settling Defendants Agree to Settle?

The Settling Defendants have denied and continue to deny each of the claims and contentions alleged by the Plaintiffs in the Derivative Matters. The Settling Defendants expressly have denied and continue to deny all allegations of wrongdoing or liability against them or any of them arising out of, based upon, or related to, any of the conduct, statements, acts or omissions alleged, or that could have been alleged in the Derivative Matters. Without limiting the foregoing, the Settling Defendants have denied and continue to deny, among other things, that they breached their fiduciary duties or any other duty owed to Conduent or its stockholders, or that Plaintiffs, Conduent, or its stockholders suffered any damage or were harmed as a result of any conduct alleged in the Derivative Matters or otherwise. The Settling Defendants have further asserted and continue to assert that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of Conduent and its stockholders. Nonetheless, the Settling Defendants also have taken into account the expense, uncertainty, and risks inherent in any litigation, especially in complex matters like the Actions, other shareholder derivative action(s), or other actions based on the Litigation Demand or the Books and Records Demands, and that the proposed Settlement would, among other things: (a) bring to an end the expenses, burdens, and uncertainties associated with the continued litigation of the claims asserted in the Derivative Matters; (b) finally put to rest those claims and the underlying Derivative Matters; and (c) confer benefits upon them, including further avoidance of disruption of their duties due to the pendency and defense of the Derivative Matters. Therefore, the Settling Defendants have determined that it is in the best interests of Conduent for the Derivative Matters, and all of the Settling Parties’ disputes related thereto, to be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. Pursuant to the terms of the Settlement, the Stipulation (including all of the Exhibits hereto) shall in no event be construed as or deemed to be evidence of an admission or concession by the Settling Defendants with respect to any claim of fault, liability, wrongdoing, or damage whatsoever.

B.	Why Did Plaintiffs Agree to Settle?

Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted in the Derivative Matters have merit, and Plaintiffs’ entry into the Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Actions. Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Derivative Matters, including the Actions, other shareholder derivative action(s), or other actions based on the Litigation Demand or the Books and Records Demands, against the Settling Defendants through trial(s) and potential appeal(s). Plaintiffs and Plaintiffs’ Counsel also have considered the uncertain outcome and the risk of any litigation, specifically in complex matters such as the Actions, other shareholder derivative action(s), or other actions based on the Litigation Demand or the Books and Records Demands, as well as the difficulties and delays inherent in such litigation. Plaintiffs and Plaintiffs’ Counsel also are mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Actions, that could be asserted in any shareholder derivative action(s) or other actions based on the Litigation Demand or the Books and Records Demands.

Plaintiffs’ Counsel have conducted extensive investigation and analysis of the facts, claims, damages, corporate governance, defenses, as set forth in section III, above. Based on Plaintiffs’ Counsel’s thorough evaluation of these matters, the range of probable recoveries, and the risks, costs, delays, and burdens on Conduent that would be entailed in any attempt to improve upon the result through further litigation, Plaintiffs’ Counsel believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate; confers substantial benefits upon Conduent; and would serve the best interests of Conduent and its stockholders.

IX.	SETTLEMENT HEARING

On July 11, 2022, at 10:30 a.m., the Court will hold a Settlement Hearing either remotely or in person and, if in person, at the U.S. District Court for the Southern District of New York, Daniel Patrick Moynihan U.S. Courthouse, 500 Pearl St. New York, NY 10007. At the Settlement Hearing, the Court will consider whether: (i) the terms of the proposed Settlement should be approved as fair, reasonable, and adequate; (ii) the separately negotiated and agreed upon Fee and Expense Amount should be approved as fair, reasonable, and adequate; (iii) service awards to each of the Plaintiffs to be paid out of the Fee and Expense Amount should be approved; (iv) a final judgment should be entered and the Actions should be dismissed with prejudice on the terms set forth in the Stipulation; and (v) such other matters as may be necessary and proper under the circumstances.

Pending the Effective Date, none of the Settling Parties shall: (i) prosecute or pursue the Actions, the Litigation Demand, or the Books and Records Demands, or (ii) file, prosecute, or pursue any other actions, proceedings, or demands relating to the Actions, the Litigation Demand, the Books and Records Demands, or the Settlement.

X.	RIGHT TO ATTEND SETTLEMENT HEARING

Any Conduent stockholder as of the Record Date may, but is not required to, appear in person (or telephonically or via any video platform as may be designated by the Court) at the Settlement Hearing. If you want to be heard at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing date, time, or platform used (i.e. in person, telephonically, or via video) without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date, time, and platform before going to the Court. Conduent stockholders as of the Record Date who have no objection to the Settlement do not need to appear at the Settlement Hearing or take any other action.

XI.	RIGHT TO OBJECT TO THE PROPOSED DERIVATIVE SETTLEMENT AND PROCEDURES FOR DOING SO

Any Conduent stockholder as of the Record Date may appear and show cause, if he, she, or it has any reason why the Settlement of the Derivative Matters should not be approved as fair, reasonable, and adequate, or why a judgment should not be entered thereon, or why Plaintiffs’ service awards or the separately negotiated Fee and Expense Amount should not be approved. You must object in writing, and you may request to be heard at the Settlement Hearing. If you choose to object, then you must follow these procedures.

A.	You Must Make Detailed Objections in Writing

Any objections must be presented in writing and must contain the following information:

1. Your name, legal address, and telephone number;

2. The case name and number (In re Conduent Incorporated Stockholder Derivative Litigation, Lead Case No. 1:20-cv-10964-MKV);

3. Proof of being a Conduent stockholder as of the Record Date, February 16, 2022;

4. The date(s) you acquired your Conduent shares;

5. A statement of each objection being made;

6. Notice of whether you intend to appear at the Settlement Hearing. You are not required to appear; and

7. Copies of any papers you intend to submit to the Court, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony.

The Court may not consider any objection that does not substantially comply with these requirements.

B.	You Must Timely Deliver Written Objections to the Court

All written objections and supporting papers must be submitted to the Court either by mailing them to:

Clerk of the Court

U.S. District Court for the Southern District of New York

Daniel Patrick Moynihan U.S. Courthouse

500 Pearl St. New York, NY 10007-1312

Or by filing them in person at any location of the U.S. District Court for the Southern District of New York to the extent the Court is open for in-person filings.

YOUR WRITTEN OBJECTIONS MUST BE POSTMARKED OR ON FILE WITH THE CLERK FOR THE COURT NO LATER THAN JUNE 17, 2022.

Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court. Your written objection must also be mailed to:

Plaintiffs’ Counsel:

ROBBINS LLP

Craig W. Smith

5040 Shoreham Place

San Diego, CA 92122

KAHN SWICK FOTI, LLC

Melinda A. Nicholson

1100 Poydras Street, Suite 3200

New Orleans, LA 70163

and

Counsel for Defendants Brian J. Webb-Walsh, Ashok Vemuri, William G. Parrett, Paul

S. Galant, Vincent J. Intrieri, Courtney R. Mather and Michael A. Nutter:

KING & SPAULDING LLP

Israel Dahan

Warren Pope

1185 Avenue of the Americas, 34th Floor

New York, NY 10036

Counsel for Nominal Defendant Conduent Incorporated:

Nicole Bearce

100 Campus Dr., Suite 200

Florham Park, NJ 07932

Counsel for Demand Review Committee:

HOLLAND & KNIGHT LLP

Tracy Nichols

Allison Kernisky

701 Brickell Avenue, Suite 3300

Miami, FL 33131

Any Conduent stockholder as of the Record Date, who does not make his, her, or its objection in the manner prescribed above shall be deemed to have waived the right to object to any aspect of the Settlement as incorporated in the Stipulation or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding, and, unless otherwise ordered by the Court, shall be bound by the Judgment to be entered and the releases to be given.

XII.	HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Stipulation. It is not a complete statement of the events of the Actions or the Settlement contained in the Stipulation. You may inspect the Stipulation and other papers in the Actions at the United States District Clerk’s office at any time during regular business hours of each business day. The Clerk’s office is located at the U.S. District Court for the Southern District of New York, Daniel Patrick Moynihan U.S. Courthouse, 500 Pearl St. New York, NY 10007-1312. However, you must appear in person to inspect these documents. The Clerk’s office will not mail copies to you. You may also view and download the Stipulation at

https://investor.conduent.com/. If you have any questions about matters in this Notice, you may contact:

Plaintiffs’ Counsel:

ROBBINS LLP

Craig W. Smith

5040 Shoreham Place

San Diego, CA 92122

KAHN SWICK FOTI, LLC

Melinda A. Nicholson

1100 Poydras Street, Suite 3200

New Orleans, Louisiana 70163

Or

Counsel for Defendants Brian J. Webb-Walsh, Ashok Vemuri, William G. Parrett, Paul

S. Galant, Vincent J. Intrieri, Courtney R. Mather and Michael A. Nutter:

KING & SPAULDING LLP

Israel Dahan Warren Pope

1185 Avenue of the Americas, 34th Floor

New York, NY 10036

Counsel for Nominal Defendant Conduent Incorporated:

Nicole Bearce

100 Campus Dr., Suite 200

Florham Park, NJ 07932

Counsel for Demand Review Committee:

HOLLAND & KNIGHT LLP

Tracy Nichols Allison Kernisky

701 Brickell Avenue, Suite 3300

Miami, FL 33131

PLEASE DO NOT CONTACT THE COURT OR THE CLERK’S OFFICE REGARDING THIS NOTICE.

DATED: , 2022	BY ORDER OF THE COURT UNITED STATES DISTRICT COURT SOUTHERN DISTRICT OF NEW YORK